[FORM OF OPINION OF OSLER, HOSKIN & HARCOURT LLP]

●, 2004	Exhibit 5.2

The Toronto-Dominion Bank
Toronto-Dominion Centre
P.O. Box 1
Toronto, ON M5K 1A2

Dear Sirs/Mesdames:

Re:	Amended and Restated Agreement and Plan of Merger dated as of August 25, 2004 among The Toronto-Dominion Bank, Berlin Merger Co., Banknorth Group Inc. and Banknorth Delaware Inc.

We have acted as counsel to The Toronto-Dominion Bank (“TD”), a Canadian bank chartered under the Bank Act (Canada) in connection with the Registration Statement on Form S-4/F-4 (the “Registration Statement”) (Registration No. 333-119519) filed by Banknorth Delaware Inc. (“Banknorth Delaware”) and TD with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the proposed issuance by TD of common shares (the “Shares”), in connection with the migratory merger and the acquisition merger (collectively, the “Mergers”) contemplated by the Amended and Restated Agreement and Plan of Merger dated as of August 25, 2004 among TD, Berlin Merger Co., a Delaware corporation and a wholly-owned subsidiary of TD, Banknorth Group, Inc, a Maine corporation (“Banknorth”), and Banknorth Delaware, a Delaware corporation and wholly-owned subsidiary of Banknorth (the “Merger Agreement”). Upon consummation of the Mergers, each shareholder of Banknorth will be entitled to receive, in exchange for shares of Banknorth common stock (“Banknorth Shares”) owned by such shareholder, the following: (a) a number of Shares equal to 0.2351 multiplied by the number of Banknorth Shares owned by such shareholder, plus cash in lieu of any fractional share interests; (b) an amount in cash equal to US$12.24 multiplied by the number of Banknorth Shares owned by such shareholder, and (c) a number of shares of common stock of Banknorth Delaware (to be renamed TD Banknorth Inc.) equal to 0.49 multiplied by the number of Banknorth Shares owned by such shareholder, plus cash in lieu of any fractional share interests, all as more fully described in the Registration Statement. This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

We have examined the Registration Statement and the Merger Agreement, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of TD.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares shall have been issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is based upon and limited to the laws of the Province of Ontario and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement.

This opinion is addressed to you for your sole benefit in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose or relied upon by, or furnished to, any other person, firm or corporation, or quoted from or referred to in any document other than the Registration Statement, or used for any other purpose, without our prior written consent.

Yours very truly,

RY/mt